Exhibit 99.1

Note: Guidance for the December quarter 2014 in this investor update excludes special items and mark-to-market adjustments on out of period fuel hedges unless noted.

Overall Commentary

•	Delta expects a December quarter operating margin of 12% – 13%, a 400 basis point improvement over the 8.5% operating margin for the December 2013 quarter.
•	Consolidated passenger unit revenue (PRASM) for the month of December decreased 4.5 percent year over year, as the calendar placement of Thanksgiving and Christmas shifted a portion of holiday travel into neighboring months. Atlanta and Seattle continued their strong performance in domestic markets in December. The month’s performance resulted in ~1 percent unit revenue increase for the December quarter.
•	Unit costs for the quarter are expected to increase less than 1% driven by the continued benefits from Delta’s domestic refleeting and cost reduction initiatives.
•	Delta’s solid cash generation in the December 2014 quarter allowed the company to return $575 million to shareholders through dividends and share repurchases.

Guidance

December Quarter 2014
Operating margin	12% – 13%
Cargo and other revenue	$1.38 billion
Average fuel price per gallon, including taxes, settled hedges and refinery impact	$2.59 - $2.64
Profit sharing expense	$250 million
Non-operating expense	$175 million

December Quarter 2014 vs. December Quarter 2013
Passenger unit revenue	Up ~1%
CASM-Ex	Up ~1%
System capacity	Up ~3.5%

CASM-Ex

•	Delta excludes fuel, profit sharing and certain other expenses from its unit cost guidance. Other expenses include the costs associated with third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations, Delta Private Jets, and refinery cost of sales to third parties. Delta expects to record $320M of other expenses in the December quarter. The revenue associated with these expenses is included in Delta's guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year.

Taxes

•	In December 2013, Delta reversed its tax valuation allowance based on the past and expected future financial performance of the company. Our December 2014 quarter results will reflect a 36% tax rate. There will be no material impact to cash as Delta’s net operating loss carryforwards of more than $12 billion will largely offset cash taxes during the next several years.

Share count

•	Delta expects approximately 835 million diluted and approximately 825 million basic weighted average shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 5, 2015, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Operating Margin, Adjusted

Delta excludes MTM adjustments and restructuring and other items from operating margin for the reasons described below:

•	Mark-to-market adjustments on fuel hedges recorded in periods other than the settlement period ("MTM adjustments"). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze the company’s core operational performance in the periods shown.
•	Restructuring and other items. Restructuring and other items include fleet and other charges, severance and related costs and an insurance recovery in 2014. Because of the variability in restructuring and other items, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

	Three Months Ended
	(Projected) December 31, 2014	December 31, 2013
Operating margin	(8)% to (9)%	7.7%
Items excluded:
MTM adjustments	20% to 21%	(1.0%)
Restructuring and other items	0% to 1%	1.8%
Operating margin, adjusted	12% to 13%	8.5%

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Average Fuel Price Per Gallon, Adjusted

Delta excludes MTM adjustments from average fuel price per gallon for the same reason described above under the heading Operating Margin, Adjusted.

(Projected)
Three Months Ended
December 31, 2014
Average fuel price per gallon	$4.62 to $4.77
MTM adjustments	($2.03) to ($2.13)
Average fuel price per gallon, adjusted	$2.59 to $2.64

Non-Fuel Unit Cost or Cost Per Available Seat Mile ("CASM-Ex")

We exclude the following items from CASM to evaluate the company’s core unit cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The exclusion of aircraft fuel and related taxes from this measure allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other items. We exclude restructuring and other items from CASM for the same reasons described above under the heading Operating Margin, Adjusted.
•	Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we exclude the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

(Projected)
Percentage Change
Three Months Ended
December 31, 2014 vs. 2013
CASM	32% to 33%
Items excluded:
Aircraft fuel and related taxes	(29)% to (31)%
Profit Sharing	(2)%
Restructuring and other items Other expenses	2% to 3% (2)%
CASM-Ex	~1%

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Non-operating Expense, Excluding Special Items

Delta excludes the following items from non-operating expense to evaluate the company’s financial performance:

•	Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. Similar to the adjustment for Delta's MTM adjustments discussed above, we exclude Virgin Atlantic’s MTM adjustments to allow investors to better understand and analyze the company’s financial performance in the period shown.
•	Loss on extinguishment of debt. Because of variability in the loss on extinguishment of debt, the exclusion of this item is helpful to investors to analyze the company’s financial performance in the period shown.

(Projected)
Three Months Ended
(in millions)	December 31, 2014
Non-operating expense	$305
Items excluded:
Virgin Atlantic MTM adjustments Loss on extinguishment of debt	(125) (5)
Non-operating expense excluding special items	$175

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